Exhibit 99.1

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction and Basis of Presentation

Certain wholly owned subsidiaries of AdCare Health Systems, Inc. ("AdCare" or the "Company") have entered into certain sublease agreements, on varying dates, pursuant to which they would lease certain skilled nursing facilities of the Company to third-party operators. On May 1, 2015, sublease agreements for eight facilities became effective and the operations of the applicable facility under each such sublease agreement were transferred. The eight facilities for which sublease agreements became effective on May 1, 2015 are as follows:

•	Little Rock Health & Rehabilitation Center, a 154-bed skilled nursing facility located in Little Rock, Arkansas.

•	Northridge Health Care, a 140-bed skilled nursing facility located in North Little Rock, Arkansas.

•	Woodland Hills Health & Rehabilitation Center, a 140-bed skilled nursing facility located in Little Rock, Arkansas.

•	Homestead Manor Nursing Home, a 97-bed skilled nursing facility located in Stamps, Arkansas.

•	Stone County Nursing & Rehabilitation Center, a 96-bed skilled nursing facility located in Mountain View, Arkansas.

•	Heritage Park Nursing Center, a 93-bed skilled nursing facility located in Rogers, Arkansas.

•	Abington Place Health & Rehabilitation Center, a 77-bed skilled nursing facility located in Little Rock, Arkansas.

•	Stone County Residential Care Center, a 32-bed assisted living facility located in Mountain View, Arkansas.

The above effective sublease agreements are in addition to certain other sublease agreements which became effective on April 1, 2015. See the Company’s Current Report on Form 8-K filed on April 7, 2015 for a description of these other sublease agreements. On a cumulative basis, the Company has entered into fourteen subleases which are currently effective and under which operations of the applicable facilities have transferred (“Cumulative Subleases”).
Arkansas Leases
As previously reported, on January 16, 2015, ten wholly-owned subsidiaries of the Company (each, an “Aria Sublessor”), entered into separate sublease agreements pursuant to which each Aria Sublessor would lease one of ten skilled nursing facilities located in Arkansas to certain affiliates of Aria (each, an “Aria Sublessee”). On February 27, 2015 and March 31, 2015, the sublease agreements with the Aria Sublessees were amended to extend the commencement date of the subleases to April 1, 2015, and May 1, 2015, respectively.
Eight of the separate sublease agreements with affiliates of Aria commenced on May 1, 2015. The remaining two sublease agreements with affiliates of Aria terminated effective April 30, 2015, as disclosed in Item 1.02 of this Current Report on Form 8-K.
On April 30, 2015, the Company entered into a Lease Inducement Fee Agreement with Aria Health Consulting, LLC, pursuant to which the Company paid to Aria Health Consulting, LLC a fee of $2.0 million as a lease inducement for the Aria Sublessees to enter into the third amendment of the sublease agreements described below and to commence such subleases and transfer operations thereunder.
On April 30, 2015, the eight Aria Sublessors entered into a third amendment with the eight Aria Sublessees, which amended each separate sublease agreement to, among other things: (i) extend the initial sublease term to ten years and (ii) provide that the Aria Sublessees shall, collectively, pay to the Aria Sublessors special rent in the amount of $29,500 per month payable in advance on or before the first day of each month (except for the first special rent payment, which shall be subtracted from the lease inducement fee paid by the Company under the Lease Inducement Fee Agreement).
As a condition to the Aria Sublessees agreement to a commencement date of May 1, 2015, the Company and the Aria Sublessees agreed to assess, in good faith and within thirty (30) days following the commencement date, making a one-time equitable adjustment to base rent equal to the difference between the facilities 2014 professional liability and general liability insurance costs and projected costs for the first lease year of comparable or mutually acceptable insurance as further adjusted by anticipated Medicaid reimbursement rate increases solely from such added costs.
Each sublease agreement is structured as triple net lease wherein each Aria Sublessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. Pursuant to each sublease agreement, the initial lease term is ten years with a five-year renewal option. The annual base rent under all of the sublease agreements in the first year is $5.3 million in the aggregate (exclusive of any equitable adjustment as described above), and the annual base rent under each sublease will escalate at 2% each year through the initial term and 3% per year upon renewal. The sublease agreements are cross-defaulted.
In connection with entering into the sublease agreements, each Aria Sublessor and Aria Sublessee also entered into an operations transfer agreement with respect to the applicable facility, each containing customary terms and conditions.
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Pro Forma Financials

The unaudited pro forma balance sheet as of December 31, 2014 is based on the historical balance sheet of the Company as of December 31, 2014 after giving effect to the commencement of the Cumulative Subleases as of such date. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is based on the historical statement of operations of the Company for the year ending December 31, 2015 giving effect to the commencement of the Cumulative Subleases as of January 1, 2014.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments set forth in the notes thereto. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma consolidated financial statements were directly attributable to the commencement of the Cumulative Subleases, based upon available information and assumptions, which we consider to be reasonable, and made solely for purposes of developing such unaudited pro forma financial information in compliance with the disclosure requirements of the SEC. The unaudited pro forma consolidated financial information is presented for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Cumulative Subleases commenced on the dates indicated.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company's 2014

Annual Report on Form 10-K, filed on March 31, 2015 and the Company's Current Report on Form 8-K, filed on April 7, 2015.

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2014
(Amounts in thousands, except per share data)

	Audited			Pro Forma
	December 31, 2014	Adjustments		December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$10,735	$(1,603)	(1) (2) (3) (4)	$9,132
Restricted cash and investments	3,321	—		3,321
Accounts receivable, net	24,294	—		24,294
Prepaid expenses and other	1,766	106	(2)	1,872
Deferred tax asset	569	—		569
Assets of disposal group held for sale	5,813	—		5,813
Assets of variable interest entity held for sale	5,924	—		5,924
Total current assets	52,422	(1,497)		50,925

Restricted cash and investments	5,456	—		5,456
Property and equipment, net	135,585	110	(4)	135,695
Intangible assets, net	6,558	—		6,558
Goodwill	4,224	—		4,224
Deferred loan costs, net	3,464	—		3,464
Other assets	2,252	1,894	(2)	4,146
Total assets	$209,961	$507		$210,468

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$22,113	$—		$22,113
Accounts payable and accrued expenses	32,087	(273)	(3)	31,814
Liabilities of disposal group held for sale	5,197	—		5,197
Liabilities of variable interest entity held for sale	5,956	—		5,956
Total current liabilities	65,353	(273)		65,080

Notes payable and other debt	118,093	—		118,093
Other liabilities and security deposits	2,129	828	(1)	2,957
Deferred tax liability	605	—		605
Total liabilities	186,180	555		186,735

Preferred stock	20,392	—		20,392
Stockholders' equity:
Common stock and additional paid-in-capital	61,896	—		61,896
Accumulated deficit	(56,067)	(48)	(4)	(56,115)
Total stockholders' equity	5,829	(48)		5,781
Noncontrolling interest in subsidiary	(2,440)	—		(2,440)
Total equity	3,389	(48)		3,341
Total liabilities and equity	$209,961	$507		$210,468

Notes:
(1)     Security deposits from tenants related to certain subleased entities in accordance with the lease agreements
(2)    Lease inducement payment make to lessees
(3)    Cash paid for vacation accrual reduction due to transfer of employees to lessees
(4)    Payments make for capital expenditures and repairs & maintenance

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(Amounts in thousands, except per share data)

	Audited	Adjustments				Pro Forma
	For the Year Ended					For the Year Ended
	December 31, 2014	(1), (2), (3)		(4) (5)		December 31, 2014

Revenues:
Patient care revenues	$189,989	$(101,614)	(1)	$—		$88,375
Management revenues	1,493	—		—		1,493
Rental revenues	1,832	—		12,562	(4)	14,394
Total revenues	193,314	(101,614)		12,562		104,262

Expenses:
Cost of services	159,434	(85,405)	(1)	—		74,029
General and administrative expenses	15,541	(2,712)	(2)	—		12,829
Facility rent expense	7,080	—		—		7,080
Depreciation and amortization	7,300	—		—		7,300
Salary retirement and continuation costs	2,636	—		—		2,636
Total expenses	191,991	(88,117)		—		103,874
Income (Loss) from Operations	1,323	(13,497)		12,562		388

Other Income (Expense):
Interest expense, net	(10,780)	128	(3)	248	(5)	(10,404)
Acquisition costs, net of gains	(8)	—		—		(8)
Loss on extinguishment of debt	(1,803)	—		—		(1,803)
Loss on legal settlement	(600)	—		—		(600)
Loss on disposal of assets	(7)	—		—		(7)
Other expense	(888)	—		—		(888)
Total other expense, net	(14,086)	128		248		(13,710)

Loss from Continuing Operations Before Income Taxes	(12,763)	(13,369)		12,810		(13,322)
Income tax expense	(132)	—		—		(132)
Loss from Continuing Operations	$(12,895)	$(13,369)		$12,810		$(13,454)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Basic:
Continuing Operations	$(0.82)					$(0.85)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Diluted:
Continuing Operations	$(0.82)					$(0.85)

Weighted Average Shares Outstanding:
Basic	17,930					17,930
Diluted	17,930					17,930

Notes:
(1)     Eliminate results of operations for the Cumulative Subleases
(2)    Eliminate management's estimated general and administrative expense related to the Cumulative Subleases
(3)     Eliminate interest expense related to lines of credit collateralized by accounts receivable for two of the cumulative subleased entities
(4)     Straight line rental revenue resulting from the Cumulative Subleases
(5)    Imputed interest payments on special rent payments received